Exhibit  3.1

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                           OF FLEETCLEAN SYSTEMS, INC.


     Fleetclean Systems, Inc. ("Corporation"), a corporation formed in the State of Texas on June 16, 1986, hereby adopts the following Amended and Restated Articles of Incorporation pursuant to the provisions of Article 4.07 of the Texas Business Corporations Act, adopts these Amended and Restated Articles of Incorporation, which accurately copy the Articles of Incorporation and all amendments in effect to date. The Articles of Incorporation, as restated and amended by these restated Articles of Incorporation are set forth below and contain no other changes in any provision.

     The number of shares of the corporation outstanding at the time of the adoption was 18,046,746; and the number of shares entitled to vote on the amendment was 18,046,746. The following amendments and additions to the Articles of Incorporation were adopted by the shareholders who voted 13,814,836 shares in favor of the adoption and 35,414 shares against the adoption, out of 18,046,746 shares outstanding and entitled to vote on April 23, 2001.

                                       I.

     The  name  of  the  Corporation  is  Fleetclean  Systems,  Inc.

                                       II.

     Each statement made by these Restated Articles of Incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act. These Restated Articles of Incorporation and each amendment made by these Restated Articles of Incorporation were adopted by the shareholders of the corporation on May 31, 2001.

     The amendment alters Article IV the Amended Articles of Incorporation to reads as follows:

                                   ARTICLE IV

     The total number of shares of stock which the Corporation shall have authority to issue is 55,000,000 consisting of 50,000,000 shares of common stock, par value $.01 per share ("Common Stock"), and 5,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock").

     Shares of Preferred Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in a resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Texas.


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     The  amendment  alters Article VII the Amended Articles of Incorporation to reads  as  follows:

                                   ARTICLE VII

     The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors consisting of not less than one director, the exact number of directors to be determined from time to time by resolution adopted by the Board of Directors. The number of directors may be increased or decreased, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until his successor is elected and qualified, subject, however, to his prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors howsoever resulting, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. The number of directors constituting the current Board of Directors is three and the name and address of each person who is to serve as director until the next annual meeting of shareholders, or until his successor is elected and qualified is:

Kenneth A. Phillips      Box 727, Highway 834 East .7 miles, Hardin, Texas 77561
Jay G. Phillips          Box 727, Highway 834 East .7 miles, Hardin, Texas 77561
Richard R. Royall        1331  Lamar Street #1375, Houston, Texas 77010

     The amendment Article VIII is an addition to the Amended Articles of Incorporation and the full text of the provision added reads as follows:

                                  ARTICLE VIII

     Any action required by the Texas Business Corporation Act, as amended, to be taken at any annual or special meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of shareholders of the Corporation, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

     Special meetings of the stockholders of the Corporation for any purpose or purposes may only be called at any time by the Board of Directors or a committee thereof, the Chairman of the Board, the President, or by shareholders holding not less than 50% of the votes entitled to the vote at the special meeting.

     The amendment alters Article X the Amended Articles of Incorporation to reads as follows:

                                    ARTICLE X


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     Cumulative  voting  shall not be permitted.  Preemptive rights shall not be permitted.

     The amendment Article XI is an addition to the Amended Articles of Incorporation and the full text of the provision added reads as follows:

                                   ARTICLE XI

     No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 2.41 of the Texas Business Corporation Act, or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Article XI shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. The Corporation shall indemnify all current and former directors and officers of the Corporation to the fullest extent of the applicable law, including, without limitation, Article 2.02-1 of the Texas Business Corporation Act.

                                      III.

     The Articles of Incorporation and all amendments and supplements to them are superseded by the following Amended and Restated Articles of Incorporation, which accurately copy the entire text as well as incorporate the amendments set forth above:

                                    ARTICLE I

     The  name  of  the  Corporation  is  Fleetclean  Systems,  Inc.

                                   ARTICLE II

     The  period  of  duration  of  the  Corporation  is  perpetual.

                                   ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Texas Business Corporation Act including but not limited to operating and managing a sales business, owning, buying and selling real and personal property, and conducting all business reasonably associated therewith.

                                   ARTICLE IV

     The total number of shares of stock which the Corporation shall have authority to issue is 55,000,000 consisting of 50,000,000 shares of common stock, par value $.01 per share ("Common Stock"), and 5,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock").


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     Shares  of  Preferred  Stock  of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in a resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Texas.

                                    ARTICLE V

     Commencement of Business: The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00) consisting of money, labor done, or property actually received.

                                   ARTICLE VI

     Registered Office and Agent: The street address of the registered office of the corporation is 611 Melody Lane, Friendswood, TX 77546, and the name of its registered agent at that address is Kenneth A. Phillips.

                                   ARTICLE VII

     The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors consisting of not less than one director, the exact number of directors to be determined from time to time by resolution adopted by the Board of Directors. The number of directors may be increased or decreased, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until his successor is elected and qualified, subject, however, to his prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors howsoever resulting, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. The number of directors constituting the current Board of Directors is three and the name and address of each person who is to serve as director until the next annual meeting of shareholders, or until his successor is elected and qualified is:

Kenneth A. Phillips      Box 727, Highway 834 East .7 miles, Hardin, Texas 77561
Jay G. Phillips          Box 727, Highway 834 East .7 miles, Hardin, Texas 77561
Richard R. Royall        1331  Lamar Street #1375, Houston, Texas 77010

                                  ARTICLE VIII

     Any action required by the Texas Business Corporation Act, as amended, to be taken at any annual or special meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of shareholders of the Corporation, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

     Special meetings of the stockholders of the Corporation for any purpose or purposes may only be called at any time by the Board of Directors or a committee thereof, the Chairman of the Board, the President, or by shareholders holding not less than 50% of the votes entitled to the vote at the special meeting.

                                   ARTICLE IX

     Bylaws: The initial bylaws shall be adopted by the Board of Directors. The power to alter, amend or repeal the bylaws or adopt new bylaws is vested in the Board Directors, subject to repeal of change by action of the shareholders.

                                    ARTICLE X

     Cumulative voting shall not be permitted. Preemptive rights shall not be permitted.

                                   ARTICLE XI

     No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 2.41 of the Texas Business Corporation Act, or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Article XI shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. The Corporation shall indemnify all current and former directors and officers of the Corporation to the fullest extent of the applicable law, including, without limitation, Article 2.02-1 of the Texas Business Corporation Act.


     IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Articles of Incorporation to be signed by its president this 13th day of June, 2001.


                                       FLEETCLEAN  SYSTEMS,  INC.



                                       By  /s/  Kenneth  A.  Phillips
                                         ------------------------------------
                                         Kenneth A. Phillips, President


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